EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-15515, 33-43395, 33-48832, 33-48840, 33-53447, 33-58887, 33-78424, 333-33644, 333-72340, and 333-126987) and Form S-8 (Nos. 2-76922, 2-96982, 33-17136, 33-27227, 33-34952, 33-58231, 33-58746, 33-61038, 33-64753, 333-23685, 333-38251, 333-45679, 333-72342, 333-79411, 333-133856, and 333-132038) of Colgate-Palmolive Company of our report dated February 28, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

New York, New York

February 28, 2008